UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On June 14, 2022, the Board of Directors of BJ’s Restaurants, Inc. (the “Company”), ratified and approved an amendment of the BJ’s Restaurants, Inc. Equity Incentive Plan (the “Plan”). The amendment revised the Plan to provide that upon retirement of an employee (after the age of 60 and 10 years of continuous service) or a non-employee director (after 6 years of consecutive service on the Board), the retired employee’s vested options or director’s outstanding options (or stock appreciation rights (SARs), if any) shall be exercisable until the expiration date of the applicable award (generally ten years from the grant date for stock options). Previously, the Plan had provided that awards would expire three months after termination (for employees) or six months after termination (for non-employee directors) regardless of years of service.

The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Plan, as amended and restated, which is filed as Exhibit 10.1 hereto and incorporated by reference.

As previously announced, Kevin E. Mayer, the Company’s former Executive Vice President and Chief Growth and Brand Officer, gave notice of his resignation effective April 5, 2022. In connection with his resignation, on June 14, 2022, the Company extended the period during which he may exercise options previously granted under the Plan to December 31, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2022, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2022.

Election of Directors. Gregory S. Levin, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Bina Chaurasia, James A. Dal Pozzo, Noah A. Elbogen, Lea Anne S. Ottinger, Keith E. Pascal, Julius W. Robinson, Jr., Janet M. Sherlock and Gregory A. Trojan were nominated and elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Withhold
Gregory S. Levin	19,432,468	545,043
Gerald W. Deitchle	19,311,191	666,320
Peter A. Bassi	18,713,738	1,263,773
Larry D. Bouts	18,753,441	1,224,070
Bina Chaurasia	19,837,912	139,599
James A. Dal Pozzo	18,973,657	1,003,854
Noah A. Elbogen	19,530,847	446,664
Lea Anne S. Ottinger	19,616,755	360,756
Keith E. Pascal	19,365,472	612,039
Julius W. Robinson, Jr.	19,586,471	391,040
Janet M. Sherlock	19,787,045	190,466
Gregory A. Trojan	19,417,577	559,934

There were 1,772,173 broker non-votes with respect to the election of directors.

Advisory Vote on Executive Compensation. In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 19,367,001 For; 565,997 Against; 44,513 Abstain. There were 1,772,173 broker non-votes.

Ratification of Accountants. Finally, the shareholders approved the ratification of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year. The following votes were cast on the ratification: 21,698,730 For; 17,288 Against; 33,666 Abstain. There were no broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Equity Incentive Plan, as amended and restated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2022	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, Chief Executive Officer, President and Director (Principal Executive Officer)